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                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 29, 1999


Commission         Registrant; State of Incorporation;           IRS Employer
File Number           Address; and Telephone Number            Identification No


1-9513                    CMS ENERGY CORPORATION                  38-2726431
                          (A Michigan Corporation)
                      Fairlane Plaza South, Suite 1100
                           330 Town Center Drive
                          Dearborn, Michigan 48126
                              (313) 436-9261
































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ITEM 2. ACQUISITION OF ASSETS

On March 29, 1999, CMS Energy Corporation ("CMS Energy") announced that it had closed on its previously announced acquisition of all the stock of Panhandle Eastern Pipe Line Company ("Panhandle") and its principal subsidiaries, Trunkline Gas Company and Pan Gas Storage Company, from subsidiaries of Duke Energy Corporation ("Duke"). It also acquired the stock of Panhandle Storage Company and Trunkline LNG Company. (These companies together with their subsidiaries Panhandle Eastern Resources, Inc., Trunkline Field Services Company, Trunkline Gas Resources, Inc., and Trunkline Pipeline Holdings, Inc. are hereinafter referred to as the "Panhandle Companies".)

The purchase price for the stock of the Panhandle Companies was $1.9 billion in cash and existing Panhandle debt of approximately $300 million. Concurrent with the closing, CMS Panhandle Holding Company ("CMS Holding"), a newly formed interim holding company for the Panhandle Companies, issued $800 million of senior unsecured notes which were guaranteed by Panhandle. The CMS Holding notes were issued in a 144A offering in three tranches: $300 million of 6.125% senior notes due 2004; $200 million of 6.500% senior notes due 2009; and $300 million of 7.000% senior notes due 2029. CMS Energy intends to merge CMS Holding into Panhandle during the second quarter of 1999, at which time Panhandle will replace CMS Holding as the obligor on the CMS Holding notes. CMS Holding's and Panhandle's combined $1.1 billion of long-term senior notes as well as approximately an additional $1.1 billion of CMS Energy unsecured bridge and revolving credit loans became a part of CMS Energy's consolidated indebtedness as of March 29, 1999. The $600 million CMS Energy bridge loan has a weighted average interest rate of 5.94% and a term of six months, and the approximately $500 million CMS Energy revolver loan has a weighted average interest rate of 6.22%. The bridge loan was provided by Barclays Bank PLC, Nationsbank, N.A., and Union Bank of California, N.A., and the revolver loan is with a consortium of banks for which The Chase Manhattan Bank serves as administrative agent. CMS Energy expects to complete permanent financing of the acquisition with the sale of approximately $600 million of CMS Energy Common Stock.

Panhandle and Trunkline Gas Company, together with the two gas storage companies acquired, are primarily engaged in the interstate transportation and storage of natural gas. The acquired assets include 10,400 miles of mainline natural gas pipeline extending from the Texas Gulf Coast to Michigan and from the Kansas/Oklahoma mid-continent region to Michigan with a combined capacity of 4.4 billion cubic feet per day, and 70 billion cubic feet of underground working gas storage facilities. The Trunkline and Panhandle transmission systems connect directly with the intrastate gas transmission system of Consumers Energy Company, CMS Energy's Michigan electric and gas utility subsidiary. Consumers Energy Company is one of the largest gas transmission customers of the two acquired pipeline companies.

Trunkline LNG Company owns a liquified natural gas ("LNG") regasification plant and related LNG tanker port, unloading facilities and LNG and gas storage facilities located at Lake Charles, Louisiana. The LNG plant has the capacity to deliver 700 million cubic feet per day but has been operated on a limited basis for a number of years.

The Panhandle Companies compete with a number of interstate and intrastate pipeline companies in the transportation and storage of natural gas. The principal elements of competition among pipelines are rates, terms of service and flexibility and reliability of service. The rates and conditions of service of the principal Panhandle Companies are subject to regulation by the Federal Energy Regulatory Commission.

Although Panhandle is subject to the informational filing requirements of the Securities Exchange Act of 1934 and Panhandle's Consolidated Financial Statements and Notes thereto are filed as an exhibit to this report, readers should review such historic Panhandle information in light of the changes reflected in the CMS Energy Unaudited Pro Forma Financial Information filed as an exhibit to this report. Readers should note in particular that prior to the closing of the acquisition, Panhandle's interest in Northern Border Partners LP and certain non-operating assets which were not material in amount or revenue impact were transferred from the Panhandle Companies to other subsidiaries of Duke. In addition, certain intercompany accounts, including advances, between the Panhandle Companies and Duke were eliminated. Also, contemporaneous with the acquisition, the stock of Panhandle Storage Company and Trunkline LNG Company was contributed by CMS Holding to Panhandle so that they became subsidiaries of Panhandle. Finally, readers should be aware of the pending merger of CMS Holding into Panhandle and the impact of that merger on Panhandle's financial information.

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ITEM 7.  EXHIBITS

(a) Financial Statements of Business Acquired - Attached as Exhibit 99(a) are the Panhandle Consolidated Financial Statements and Notes to Consolidated Financial Statements for the Years Ended December 31, 1998, 1997 and 1996 as well as audit reports from each of Deloitte & Touche LLP and KPMG LLP.

(b) Pro Forma Financial Information - Attached as Exhibit 99(b) is the CMS Energy Unaudited Pro Forma Financial Information reflecting the acquisition of the Panhandle Companies.

(c)       Exhibits -

    (23)(a)  -    Consent of Deloitte & Touche LLP, independent auditors.

    (23)(b)  -    Consent of KPMG LLP, independent certified public accountants.

    (99)(a)  -    Panhandle Consolidated Financial Statements and Notes to
                  Consolidated Financial Statements for the Years Ended
                  December 31, 1998, 1997 and 1996.

    (99)(b)  -    CMS  Energy Unaudited Pro Forma Financial Information
                  reflecting the acquisition of the Panhandle Companies.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CMS ENERGY CORPORATION



Dated: April 6, 1999                              By:  /s/ Alan M. Wright
                                                       -------------------------
                                                       Alan M. Wright
                                                       Senior Vice President and
                                                       Chief Financial Officer









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                                 EXHIBIT INDEX
                                 -------------



Exhibit No.                      Description
-----------                      ------------

(23)(a) -  Consent of Deloitte & Touche LLP, independent auditors.

(23)(b) -  Consent of KPMG LLP, independent certified public accountants.

(99)(a) -  Panhandle Consolidated Financial Statements and Notes to Consolidated
           Financial Statements for the Years Ended December 31, 1998, 1997 and 1996.

(99)(b) -  CMS Energy Unaudited Pro Forma Financial Information reflecting the acquisition of the Panhandle Companies.